FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15,  2011
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CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 15, 2011 China Direct Industries, Inc. ("we”, "us” or “our”) through its subsidiary CDI China, Inc. completed the sale of its 51% ownership interest in Pan Asia Magnesium, Ltd. (“Pan Asia Magnesium”) to Bloomgain Investment Limited, a British Virgin Islands company (“Bloomgain”), an unrelated party for $3,047,582.35 in cash pursuant to the terms of a Stock Transfer Agreement, as amended, entered into between CDI China, Inc. and Bloomgain (the “Stock Transfer Agreement”).  Pan Asia Magnesium was presented as a discontinued operation on our balance sheet as of September 30, 2009 when our directors committed to a plan to sell our 51% interest in this company.

A copy of the English translation of the Stock Transfer Agreement and its addendums, was filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to our Form 8-K filed with the SEC on August 11, 2011 and is incorporated herein by reference.  The foregoing description of the Stock Transfer Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of this agreement and its addendums.

Item 7.01	Regulation FD Disclosure.

On September 19, 2011, we issued a press release announcing the completion of the sale of our 51% interest in Pan Asia Magnesium.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

99.1	China Direct Industries, Inc. Press Release dated September 19, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: September 19, 2011	/s/ Lazarus Rothstein
Lazarus Rothstein, Executive Vice President and General Counsel